EXHIBIT 12

Weyerhaeuser Company and Subsidiaries

Computation of Ratios of Earnings to Fixed Charges

For the quarters ended March 31, 2010 and March 31, 2009

(Dollar amounts in millions)

	QUARTER ENDED
	MARCH 31, 2010	MARCH 31, 2009
Available earnings (loss):
Earnings (loss) before interest expense, amortization of debt expense and income taxes	$132	$(327)
Add: interest portion of rental expense	7	10
Deduct: undistributed (earnings) loss of equity affiliates and income attributable to noncontrolling interests in subsidiaries	(28)	23

Available earnings (loss)	$111	$(294)

Fixed charges:
Interest expense incurred:
Weyerhaeuser Company and subsidiaries, excluding Weyerhaeuser Real Estate Company and other related subsidiaries	104	107
Weyerhaeuser Real Estate Company and other related subsidiaries	7	8

Subtotal	111	115
Less: intercompany interest	(1)	(1)

Total interest expense incurred	110	114
Amortization of debt expense	2	1
Interest portion of rental expense	7	10

Total fixed charges	$119	$125

Ratio of earnings to fixed charges	—	—

Coverage deficiency	$(8)	$(419)

Weyerhaeuser Company with its Weyerhaeuser Real Estate Company and Other Related Subsidiaries

Accounted for on the Equity Method, but Excluding the Undistributed Earnings of Those Subsidiaries

Computation of Ratios of Earnings to Fixed Charges

For the quarters ended March 31, 2010 and March 31, 2009

(Dollar amounts in millions)

	QUARTER ENDED
	MARCH 31, 2010	MARCH 31, 2009
Available earnings (loss):
Earnings (loss) before interest expense, amortization of debt expense and income taxes	$126	$(332)
Add: interest portion of rental expense	6	8
Deduct: undistributed (earnings) loss of equity affiliates and attributable to noncontrolling interests in subsidiaries	6	(2)
Deduct: undistributed (earnings) loss before income taxes of Weyerhaeuser Real Estate Company and other related subsidiaries	(30)	96

Available earnings (loss)	$108	$(230)

Fixed charges:
Interest expense incurred	104	107
Amortization of debt expense	2	1
Interest portion of rental expense	6	8

Total fixed charges	$112	$116

Ratio of earnings to fixed charges	—	—

Coverage deficiency	$(4)	$(346)